EXHIBIT 3.6

                            CERTIFICATE OF AMENDMENT
                                       TO
                           CERTIFICATE OF DESIGNATION
                                       OF
                                   PREFERENCES
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                             LYNX THERAPEUTICS, INC.


         Lynx Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: The name of the corporation is Lynx Therapeutics, Inc. (the "Corporation").

         SECOND: The date on which the Certificate of Incorporation of the Corporation first was filed with the Secretary of State of the State of Delaware is February 18, 1992.

         THIRD: The Board of Directors, acting in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, adopted resolutions to decrease the number of shares of Preferred Stock designated as "Series D Convertible Preferred Stock" to the number of such shares currently outstanding, by amending Section A of Article THIRD and the first paragraph of Section B of Article THIRD of the "Certificate of Designation of Preferences of Series D Convertible Preferred Stock of Lynx Therapeutics, Inc." to read in their entirety as follows:

                  "A. Forty Thousand (40,000) of the authorized shares of Preferred Stock hereby are designated "Series D Convertible Preferred Stock."

                  B. The powers, preferences, rights, restrictions and other matters relating to the Forty Thousand (40,000) shares of Series D Convertible Preferred Stock are as follows:"

                  IN WITNESS WHEREOF, Lynx Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer and attested by its Secretary this 23rd day of December, 1996.

                                                   LYNX THERAPEUTICS, INC.


                                                   /s/ Sam Eletr
                                                  ------------------------------
                                                   Sam Eletr, Ph.D.
                                                   Chief Executive Officer


ATTEST:


 /s/ James C. Kitch
----------------------------
James C. Kitch
Secretary


                                       2.